Exhibit 99.1

Wendy Arienzo Joins Ichor Board of Directors

FREMONT, Calif., February 13, 2020 – Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced that Dr. Wendy Arienzo has joined its board of directors, effective February 11, 2020.

“We are very pleased to welcome Wendy to our board, as she brings nearly 30 years of engineering and technology expertise in the semiconductor industry,” said Tom Rohrs, executive chairman of Ichor. “Wendy’s vast semiconductor industry experience spans engineering and R&D, to manufacturing services, to company leadership and governance. Her technology expertise in the semiconductor industry will make her a valuable contributor to our board.”

Dr. Arienzo is the vice president of operations at Fujifilm Dimatix, a subsidiary of Fujifilm, a position she has held since 2013. Since 2017, Dr. Arienzo has served as a member of the board of directors of Power Integrations, a leading innovator in semiconductor technologies for high-voltage power conversion. From 2010 until 2013, Dr. Arienzo was the chief executive officer and a director of ArrayPower. Previous technology leadership positions included serving as executive vice president of R&D at the Solar Energy Consortium, vice president of manufacturing services at NXP Semiconductors, and vice president and director of engineering at Philips Semiconductors. Dr. Arienzo holds a Ph.D in Materials Science Engineering from Stanford University and a MS and BS in Materials Science Engineering from Brown University. Dr. Arienzo also holds a Certificate in Corporate Governance from the UCLA Anderson School of Management and has completed the Executive Management Program at the Stanford AeA Institute. She recently was recognized by WomenInc. Magazine as one of 2019’s most influential corporate board directors.

“Ichor has rapidly emerged as a premier company in the semiconductor equipment industry,” said Wendy Arienzo. “The company has exciting opportunities ahead, as management continues to execute on their strategic initiatives to expand Ichor’s offering of differentiated and proprietary technologies and to expand the company’s share of its served markets. I look forward to making contributions to the company as it continues to succeed in its technology and business objectives.”

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision-machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers, as well as certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically-integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. Ichor is headquartered in Fremont, CA. ichorsystems.com.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding future events, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, and (10)  dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in Ichor's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the "Risk Factors" section of Ichor's Annual Report on Form 10‑K filed with the SEC on March 8, 2019, and subsequent filings with the SEC.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in Ichor’s expectations, future events or developments, or otherwise, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.